(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.54

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into and effective on December 16, 2011, and is by and among CPI Corp., a Delaware corporation (the “Company”), and Bank of America, N.A. (“Bank of America”), as “Administrative Agent”, and the Required Lenders.

Recitals:

A.	Company, Administrative Agent, Bank of America and the other Lenders are party to that certain Credit Agreement dated as of August 30, 2010 (as amended, the “Credit Agreement”).

B.	Administrative Agent, the undersigned Required Lenders and Company have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Company, Administrative Agent and the undersigned Required Lenders hereby agree as follows:

1.Definitions.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement.

2.Effectiveness of Agreement.  This Agreement shall become effective as of the date set forth in the introductory paragraph to this Agreement, but only if on or before 5:00 p.m. Central time on December 16, 2011: (A) this Agreement has been executed and delivered by Company, Administrative Agent and the undersigned Required Lenders (as evidenced by receipt by Administrative Agent of executed signature pages to this Amendment from Lenders constituting the Required Lenders); (B) all of the documents listed on Exhibit A to this Agreement have been executed and delivered, each in form and substance reasonably satisfactory to Administrative Agent and the undersigned Required Lenders; (C) Company has paid in same day funds all fees that may be owing to Administrative Agent pursuant to any agent fee letter or other arrangement; (D) Company has paid to Administrative Agent's counsel, all reasonable fees and expenses incurred by such counsel prior to the date hereof and as may be reasonably estimated to be incurred following the date hereof in connection with this Agreement, in each case as invoiced to Company in reasonable detail; and (E) Company has paid in same day funds the First Amendment Fees (as defined below). If the Required Lenders execute this Agreement, as a condition to the effectiveness of this Agreement, Company shall pay to Administrative Agent, on behalf of each Lender who executes this Agreement and delivers its signature page to Administrative Agent on or before 5:00 p.m. Central time on December 16, 2011, an amendment fee equal to twenty basis points (.20%) multiplied by each such Lender's pro rata share of the total Revolving Commitment (after giving effect to the reduction in the Revolving Commitment contemplated by this Agreement (Ninety Million Dollars ($90,000,000))) (with respect to any such Lender, the “First Amendment Fee,” and with respect to all such Lenders, collectively, the “First Amendment Fees”). Company hereby irrevocably authorizes, requests and directs Administrative Agent to debit its operating account at Administrative Agent to pay the First Amendment Fees if not otherwise paid directly by Company when due. Upon receipt of the First Amendment Fees, Administrative Agent shall distribute such fees to each Lender who has earned a First Amendment Fee pursuant to this Section 2. Each First Amendment Fee shall be deemed to be fully-earned when due and payable, and shall be nonrefundable under any circumstances once paid.

3.No Testing of Total Funded Debt to EBITDA Ratio for November 12, 2011 Computation Date.  The Company and the Required Lenders agree that the financial covenant contained in Section 11.16.1 of the Credit Agreement will not be tested for the Computation Period ending on November 12, 2011.

4.	Amendments to Credit Agreement.

Effective the date hereof, the Credit Agreement is amended as follows:
4.1.    Revolving Commitment.
The definition of “Revolving Commitment” in Section 1.1 is deleted and replaced with the following:

“Revolving Commitment means Ninety Million Dollars ($90,000,000), as the foregoing amount may also be reduced from time to time pursuant to Section 6.1 or increased from time to time pursuant to and as permitted by Section 2.4.”

4.2.    Restricted Payments. Section 11.4 of the Credit Agreement is deleted and replaced with the following:

“11.4    Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution or pay any dividend or distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Debt (but not including the Obligations), prior to its stated maturity or amortization schedule (in each case as such amortization schedule exists on the date hereof), (e) set aside funds for any of the foregoing, or (f) make any payment, redemption, prepayment, defeasance, repurchase or any other payment or reimbursement of any fees or expenses in respect of any Subordinated Debt, except that the Company may make any payment of principal, interest, fees or otherwise on the Subordinated Debt as the holder of the Subordinated Debt is expressly permitted to receive free of trust for the Administrative Agent for the benefit of Lenders under the terms of the relevant Subordination Agreement, provided, however, in no event shall the Company or any other Loan Party make any payment of principal, interest, fees or otherwise on the Subordinated Debt if an Unmatured Event of Default or an Event of Default exist.

Notwithstanding the foregoing, the Company may, at any time after delivery of the Compliance Certificate for the Fiscal Year ending February 4, 2012, or any period thereafter, demonstrating compliance with all covenants referenced therein and containing all other certifications required thereby, in compliance with all applicable federal and state laws, rules and regulations, make up to $15,000,000 in dividends, distributions and redemptions (and excluded from such limitation, any Special Distribution/Redemption) in the aggregate each fiscal year provided that both immediately before and after giving effect to the proposed dividend, distribution or redemption, no Event of Default or any Unmatured Event of Default, exists or is reasonably likely to occur as a result of such dividend, distribution or redemption; provided, however, that there shall be no dollar limitations on dividends, distributions and redemptions (such unlimited distributions, dividends and redemptions being the “Special Distributions/Redemptions”) if (A) both immediately before and after giving effect to such dividend, distribution or redemption, on a pro forma basis, (i) Total Leverage Ratio as of the then most recently ended fiscal quarter or fiscal month for the twelve month period then ended, is less than 2.00 to 1.00 and (ii) the Company has $20,000,000 in Minimum Liquidity as of the most recently completed fiscal quarter or fiscal month, both immediately before and after giving effect to the dividends, distributions and redemptions, or series of related dividends, distributions and redemptions, and (B) both immediately before and after giving effect to the proposed dividend, distribution or redemption, no Event of Default or any Unmatured Event of Default, exists or is reasonably likely to occur as a result of such dividend, distribution or redemption.”

4.3.    Annex A. Annex A attached to the Credit Agreement is deleted and replaced with the Annex A attached hereto.

5.Representations and Warranties of Company.   Company hereby represents and warrants to Administrative Agent and the Lenders as of the date hereof that (i) Company's execution of this Agreement has been duly authorized by all requisite action of Company, (ii) no consents are necessary from any third parties for Company's execution, delivery or performance of this Agreement, (iii) this Agreement, the Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except to the extent that the enforceability thereof against Company may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as set forth on Exhibit B, all of the representations and warranties contained in Section 9 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement except to the extent such representations and warranties expressly by their terms relate only to an earlier date, (v) after giving effect to this Agreement, there is no Unmatured Event of Default or Event of Default, and (vi) there has been no event or occurrence that would reasonably be likely to give rise to a Material Adverse Effect. Company hereby further represents and warrants that it has disclosed to Administrative Agent and the Lenders all material facts and circumstances relating to the Loan Parties' business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Loan Parties.

6.Effect of Amendment.   The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement, any of the other Loan Documents or any existing Unmatured Event of Default or Event of Default. Each reference in the Credit Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Credit Agreement as amended by this Agreement.

7.Reaffirmation; Waiver of Claims.   Company hereby acknowledges and confirms that as of the date hereof, (i) the Credit Agreement and the other Loan Documents remain in full force and effect, (ii) Company has no defenses to its obligations under the Credit Agreement and the other Loan Documents, (iii) the Liens of Administrative Agent under the Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) neither Company nor nay other Loan Party has any claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with this Agreement, the Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever (the foregoing is not intended to waive any manifest errors in Administrative Agent's or any Lender's records with respect to the Obligations). Until the Obligations are Paid in Full, Company agrees and covenants that it is bound by the covenants and agreements set forth in the Credit Agreement, Loan Document and in this Agreement. Company hereby ratifies and confirms the Obligations. This Agreement does not create or constitute, and is not, a novation of the Credit Agreement and the other Loan Documents..

8.Release.   AS A MATERIAL PART OF THE CONSIDERATION FOR ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT,

COMPANY, FOR ITSELF AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER, EACH OF THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS OR OTHERWISE, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE, AGAINST ANY OF LENDER GROUP, IN EACH CASE TO THE EXTENT ARISING OR ACCRUING PRIOR TO AND INCLUDING THE DATE HEREOF.

9.Governing Law.   This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

10.Section Titles.   The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.Counterparts; Facsimile Transmissions.   This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12.Patriot Act Notice.   Administrative Agent, each Lender and Bank of America (for itself and not on behalf of any other party) hereby notifies each Company, each Guarantor, each other Loan Party and each of their Subsidiaries that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies each Company, each Guarantor, each other Loan Party and each of their Subsidiaries, which information includes the name and address of Company, each Guarantor, each other Loan Party and each of their Subsidiaries and other information that will allow Administrative Agent, such Lender or Bank of America, as applicable, to identify Company, each Guarantor, each other Loan Party and each of their Subsidiaries in accordance with the Act.

13.Fees and Expenses.   Company shall promptly pay to Administrative Agent executing this Agreement all reasonable fees, expenses and other amounts owing to Administrative Agent under the Credit Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

14.Incorporation By Reference.   Administrative Agent, Lenders and Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference. Administrative Agent, Lenders and Company hereby agree that this Agreement is a “Loan Document.”

15.Statutory Notice - Insurance.   UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

16.Statutory Notice - Oral Commitments.   Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED OR THAT IS IN ANY WAY RELATE TO THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. TO PROTECT COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS COMPANY AND ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Company acknowledges that there are no other agreements between Administrative Agent, Lenders, Company and the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

CPI CORP., a Delaware corporation

By: /s/Dale E. Heins
______________________________________
Dale E. Heins
Title: Senior Vice President, Finance,
Chief Financial Officer

Bank of America, N.A.,
as Administrative Agent

By:/s/Brenda H. Little
__________________________________
Brenda H. Little
Title: Vice President

Bank of America, N.A.,
as Issuing Lender and as a Lender

By: /s/Troy A. McLendon
__________________________________
Troy A. McLendon
Title: Vice President

Fifth Third Bank, as a Lender

By: /s/Robert M. Sander
_________________________________
Robert M. Sander
Title: Vice President

Associated Bank, N.A., as a Lender

By: /s/Mark Weitekamp
_________________________________
Mark Weitekamp
Title: Senior Vice President

The PrivateBank and Trust Company, as a
Lender

By: /s/Trevor D. Gibson
_____________________________________
Trevor D. Gibson
Title: Assoc. Managing Director

Signature page to First Amendment to Credit Agreement